Ralph O. Kehle

lO TOWN PLAZA,#315
DURANGO, CO 81301
970-259-8944
970-259-6216 FAX

December 18, 2014

Dr. Ronald Zander, Chairman
Victory Energy Corporation
3355 Bee Caves Road
Suite 608
Austin, TX 78746

Dear Dr. Zander;

It is with sincere regret that I am tendering my resignation as a member of the Board of Directors of

Victory Energy Corp., effective immediately. Sincerely yours,

Ralph 0. Kehle